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                                                                      Exhibit 5

                                                                  April 7, 1999

Infinity Broadcasting Corporation
40 West 57th Street
New York, New York  10019

                      Class A Common Stock, $.01 par value
                                15,000,000 shares

                        Infinity Broadcasting Corporation
             1998 Long-Term Incentive Plan, as amended (the "Plan")

Ladies and Gentlemen:

         This opinion is being submitted in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, in respect of 15,000,000 shares of the Class A Common Stock, par value $.01 per share (the "Common Stock"), of Infinity Broadcasting Corporation (the "Company").

         I have examined and am familiar with the Restated Certificate of Incorporation and the By-laws, both as amended, of the Company, a Delaware corporation. I am of the opinion that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware.

         I am further of the opinion that the corporate proceedings to authorize the issuance of 15,000,000 shares of Common Stock for use under the Plan have been duly taken in accordance with the applicable law, and that said 15,000,000 shares of Common Stock have been duly authorized for issuance.

         In addition, I am of the opinion that the 15,000,000 shares reserved, when issued as provided in the Plan and the corporate proceedings related thereto, will be legally issued, fully paid and nonassessable.

         I know that I am referred to in the Registration Statement relating to the Common Stock and I hereby consent to such use of my name in such Registration Statement and to the use of this opinion for filing as an exhibit to such Registration Statement as Exhibit 5 thereto.

                                            Very truly yours,


                                            /s/ ANGELINE C. STRAKA
                                            ----------------------
                                            Angeline C. Straka, Esquire
                                            Secretary



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